UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2014

Date of Report (Date of earliest event reported)

Innovate Building Systems, Inc.

 f/k/a

NEW FOUND SHRIMP, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	333-175692	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7830 Inishmore Dr., Indianapolis, IN

46214

(Address of Principal Executive Offices) (Zip Code)

(317) 652-30773

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014 the Board of Directors of the Company has appointed Malcolm Alexander as a director, effective immediately. Mr. Malcolm Alexander is a Chartered Accountant with other 25 years experience in providing audit, accounting, and consulting services to both private and public companies. In the last five years Mr. Alexander has served as a director of Shalex Energy Corporation (oil and gas) from May 2012 - September 2013, WasteFixx Systems Inc. (water and soil clean up) from May 2013 - September 2013 , and is currently serving on the Board of Director's of Soleone Bamboo Inc. (apparel) since  November 2013. Mr. Alexander additionally provides business consulting services to several clients through his consulting practice. Based upon the aforementioned background and experience, Company principals believe that Mr. Alexander is eminently qualified to discharge the duties required for the directorship of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2014, Innovate Building Systems, Inc. f/k/a New Found Shrimp, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “New Found Shrimp, Inc.” to “Innovate Building Systems, Inc.” (the “Name Change”). The Amendment was effective in the State of Florida as of April 9, 2014 and received FINRA approval on April 22, 2014. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FOUND SHRIMP, INC.

Dated: April 23, 2014	/s/ David Cupp
David Cupp,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board